EXHIBIT 4.5

                                  VOTING PROXY


     AGREEMENT, dated as of June 1, 1998, among Charles N. Martin, Jr., Joseph
D. Moore, each of the other Persons listed on the signature pages hereof (each, a "Holder") and Vanguard Health Systems, Inc., a Delaware corporation (the "Company").

     WHEREAS, the Company, the Holders and certain other parties have entered into a Subscription Agreement dated as of June 1, 1998 pursuant to which the Holders have agreed, among other things, to purchase shares of common stock, par value $0.01 per share, of the Company (the "Common Shares"); and

     WHEREAS, the parties hereto desire to provide for certain rights and obligations relating to the voting of their capital stock of the Company and certain other matters.

     NOW, THEREFORE, in consideration of the mutual promises set forth below (the mutuality, adequacy and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

     "Designated Actions" means (i) the voting of any Common Shares and any action to be taken with respect to a matter properly brought before the stockholders of the Company holding Common Shares, including without limitation the election of members of the Board of Directors of the Company, (ii) any action to be taken by any Holder in its capacity as a stockholder of the Company under any of the Transaction Agreements, including without limitation any consent or waiver relating to any such Transaction Agreement and (iii) all actions taken in connection with any of the actions referred to in clauses (i) and (ii) above.

     "Designated Shareholders" means each Holder and each Person to whom the Common Shares of such Holder are sold or transferred (other than any such transfer pursuant to a Public Offering or to the Company).

     "Proxyholder" means (i) Charles N. Martin, Jr. for so long as he is employed by, or a director of, the Company and available to act as Proxyholder hereunder or (ii) Joseph D. Moore at any time that Mr. Martin is not employed by, or a director of, the Company or available to act as Proxyholder hereunder.

     "Shareholders Agreement" means the Shareholders Agreement among the Company and the other parties thereto dated as of the date hereof.

     (b) Terms used but not defined herein shall have the meanings set forth in the Shareholders Agreement.

                                   ARTICLE 2
                                     PROXY

     SECTION 2.01. Designated Actions and Irrevocable Proxy. (a) Each Designated Shareholder, so long as he, she or it owns any Common Shares, hereby agrees to take all Designated Actions in the manner that the Proxyholder, in his sole and absolute discretion, shall direct, at any annual or special meeting of stockholders of the Company, at any and all adjournments thereof, and on any other occasion in respect of which the consent of such Designated Shareholder with respect to his, her or its Common Shares may be given or may be requested or solicited by the Company or any other Person, whether at a meeting, pursuant to the execution of a written consent, under any of the Transaction Agreements or otherwise, for all purposes in connection with any Designated Action, and such Designated Shareholder hereby ratifies and confirms all that such Proxyholder may do by virtue hereof.

     (b) For purposes of effecting any Designated Action, each Designated Shareholder does hereby irrevocably constitute and appoint the Proxyholder, his, her or its true and lawful attorney, agent and proxy for and in his, her or its name, place and stead, with the exclusive right to take all Designated Actions, in such Proxyholder's sole and absolute discretion, at any annual or special meeting of stockholders of the Company, at any and all adjournments thereof, and on any other occasion in respect of which the consent of such Designated Shareholder may be given or may be requested or solicited by the Company or any other Person, whether at a meeting, pursuant to the execution of a written consent, under any of the Transaction Agreements or otherwise, for all purposes in connection with any Designated Action, and such Designated Shareholder hereby ratifies and confirms all that the Proxyholder may do by virtue hereof. Each Designated Shareholder agrees with the Proxyholder that, without the prior written consent of the Proxyholder, he, she or it will not, so long as this Agreement shall be in effect with respect to any such Designated Shareholder, take any Designated Action, appoint any person other than the Proxyholder as his, her or its attorney, agent or proxy with respect to such Common Shares, or take any action inconsistent with the appointment of the Proxyholder as his, her or its lawful attorney, agent and proxy, or the exercise by the Proxyholder of the powers granted to him, hereunder.

     (c) The parties hereto agree that, in taking or giving directions for the taking of any Designated Action or in otherwise acting hereunder, the Proxyholder shall have no responsibility in respect of the management of the Company by directors for whom he shall have voted or for any action taken by any such directors or for any action taken pursuant to any consent given or vote cast by him or other action taken by him, and the Proxyholder's powers herein shall be discretionary and any of them may be exercised from time to time when he sees fit and without leave of any court or any other Person and the Proxyholder may refrain from exercising any powers or rights from time to time as he sees fit in each case irrespective of any relationship that the Proxyholder or any of his Affiliates may have with any of the parties hereto otherwise than pursuant to this Agreement.

     (d) The powers granted pursuant to this Section 2.01, and the proxy granted pursuant hereto, are coupled with an interest and shall be irrevocable during the term of this Agreement.

     (e) Each Designated Shareholder agrees not to sell, transfer or otherwise dispose of any of his, her or its Common Shares (other than pursuant to a Public Offering or to the Company) unless the proposed transferee shall have executed and delivered an instrument to the Proxyholder and the Company, substantially in the form of Exhibit A hereto, pursuant to which such proposed transferee has agreed to be bound as a "Designated Shareholder" by the terms hereof.

     SECTION 2.02. Acceptance of Appointment. Each of Charles N. Martin, Jr. and Joseph D. Moore accepts his appointment as the Proxyholder and agrees to serve in such capacity pursuant to the terms hereof.

                                   ARTICLE 3
                                 MISCELLANEOUS

     SECTION 3.01. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     SECTION 3.02. Reasonable Best Efforts. Each party hereto will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

     SECTION 3.03. Remedies. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies which may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 3.04. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopier) and shall be deemed to have been duly given or made if sent by telecopy, delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to such party at its address or telecopier number set forth on the signature pages hereof, or such other address or telecopier number as such party may hereinafter specify for the purpose to the party giving such notice. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

     SECTION 3.05. Waivers; Amendments. (a) No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     (b) Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed, by the party or parties against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Proxyholder, each Designated Shareholder, and MSCP III.

     SECTION 3.06. Termination. This Agreement shall terminate and be of no further force and effect on the earlier to occur of (i) the tenth anniversary of the date hereof and (ii) the consummation of a Liquidity Event. This Agreement (other than Section 2.01(e)) shall also terminate and be of no further force and effect with respect to any Designated Shareholder when such Designated Shareholder ceases to hold any Common Shares. Notwithstanding anything herein to the contrary, the provisions of Section 3.01 shall survive any termination hereof.

     SECTION 3.07. Successors and Assigns; Third Party Rights. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed


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


or implied, is intended to confer on any entity other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement; provided that the MSCP Entities shall be express third party beneficiaries of this Agreement.

     SECTION 3.08. Applicable Law; Submission to Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of law rules of such state. Each of the parties hereto hereby consents to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, or any other New York State court sitting in New York, New York (and of the appropriate appellate courts therefrom) over any suit, action or proceeding arising out of or relating to this Agreement. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue in any such court or that any such proceeding which is brought in accordance with this Section has been brought in an inconvenient forum. Subject to applicable law, process in any such proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing and subject to applicable law, each party agrees that service of process on such party as provided in Section 3.04 shall be deemed effective service of process on such party. Nothing herein shall affect the right of any party to serve legal process in any other manner permitted by law or at equity or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction. WITH RESPECT TO A PROCEEDING IN ANY SUCH COURT, EACH OF THE PARTIES IRREVOCABLY WAIVES AND RELEASES TO THE OTHER ITS RIGHT TO A TRIAL BY JURY, AND AGREES THAT IT WILL NOT SEEK A TRIAL BY JURY IN ANY SUCH PROCEEDING.

     SECTION 3.09. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

     SECTION 3.10. Entire Agreement. The Transaction Agreements (as defined in the Shareholders Agreement) and the other agreements referred to herein and therein constitute the entire agreement and understanding of the parties hereto or thereto in respect of the subject matter contained herein and therein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof or thereof, other than those expressly set forth or referred to herein or therein. The Transaction Agreements and the other agreements referred to herein and therein supersede all prior agreements and understandings between the parties hereto and thereto with respect to the subject matter hereof and thereof, including, without limitation


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


the letter of intent dated as of April 2, 1998 between Morgan Stanley Capital Partners III, Inc. and each of the other parties thereto.

     SECTION 3.11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 3.12. Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                               VANGUARD HEALTH SYSTEMS, INC.


                               By: /s/ Charles N. Martin
                                  ----------------------------------------------
                                  Name:       Charles N. Martin
                                  Title:      Chairman, President and Chief
                                              Executive Officer
                                  Address:    20 Burton Hills Blvd.
                                              Suite 100
                                              Nashville, Tennessee 37215
                                  Telephone:  (615) 665-6000
                                  Telecopy:   (615) 665-6197



                                   /s/ Charles N. Martin
                                  ----------------------------------------------
                                  Name:       Charles N. Martin, Jr.
                                  Address:    20 Burton Hills Blvd.
                                              Suite 100
                                              Nashville, Tennessee 37215
                                  Telephone:  (615) 665-6000
                                  Telecopy:   (615) 665-6197



                                   /s/ W. Lawrence Hough
                                  ----------------------------------------------
                                  Name:       W. Lawrence Hough
                                  Address:    20 Burton Hills Blvd.
                                              Suite 100
                                              Nashville, Tennessee 37215
                                  Telephone:  (615) 665-6000
                                  Telecopy:   (615) 665-6197


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


                                   /s/ Joseph D. Moore
                                  ----------------------------------------------
                                  Name:       Joseph D. Moore
                                  Address:    20 Burton Hills Blvd.
                                              Suite 100
                                              Nashville, Tennessee 37215
                                  Telephone:  (615) 665-6000
                                  Telecopy:   (615) 665-6197



                                   /s/ Ronald P. Soltman
                                  ----------------------------------------------
                                  Name:       Ronald P. Soltman
                                  Address:    20 Burton Hills Blvd.
                                              Suite 100
                                              Nashville, Tennessee 37215
                                  Telephone:  (615) 665-6000
                                  Telecopy:   (615) 665-6197



                                   /s/ Bruce Chafin
                                  ----------------------------------------------
                                  Name:       Bruce Chafin
                                  Address:    1440 New York Avenue, N.W.
                                              Suite 400
                                              District of Columbia 20005
                                  Telephone:  (202) 393-3920
                                  Telecopy:   (202) 393-4130



                                   /s/ Robert E. Galloway
                                  ----------------------------------------------
                                  Name:       Robert E. Galloway
                                  Address:    20 Burton Hills Blvd.
                                              Suite 100
                                              Nashville, Tennessee 37215
                                  Telephone:  (615) 665-6000
                                  Telecopy:   (615) 665-6197


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


                                   /s/ John M. Geer
                                  ----------------------------------------------
                                  Name:       John M. Geer
                                  Address:    20 Burton Hills Blvd.
                                              Suite 100
                                              Nashville, Tennessee 37215
                                  Telephone:  (615) 665-6000
                                  Telecopy:   (615) 665-6197



                                   /s/ James Johnston
                                  ----------------------------------------------
                                  Name:       James Johnston
                                  Address:    20 Burton Hills Blvd.
                                              Suite 100
                                              Nashville, Tennessee 37215
                                  Telephone:  (615) 665-6000
                                  Telecopy:   (615) 665-6197



                                   /s/ Phillip W. Roe
                                  ----------------------------------------------
                                  Name:       Phillip W. Roe
                                  Address:    20 Burton Hills Blvd.
                                              Suite 100
                                              Nashville, Tennessee 37215
                                  Telephone:  (615) 665-6000
                                  Telecopy:   (615) 665-6197



                                   /s/ Dennis Jacobs
                                  ----------------------------------------------
                                  Name:       Dennis Jacobs
                                  Address:    20 Burton Hills Blvd.
                                              Suite 100
                                              Nashville, Tennessee 37215
                                  Telephone:  (615) 665-6000
                                  Telecopy:   (615) 665-6197


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



                                   /s/ Anne L. Sanford
                                  ----------------------------------------------
                                  Name:       Anne L. Sanford
                                  Address:    20 Burton Hills Blvd.
                                              Suite 100
                                              Nashville, Tennessee 37215
                                  Telephone:  (615) 665-6000
                                  Telecopy:   (615) 665-6197



                                   /s/ Tony W. Simpson
                                  ----------------------------------------------
                                  Name:       Tony W. Simpson
                                  Address:    20 Burton Hills Blvd.
                                              Suite 100
                                              Nashville, Tennessee 37215
                                  Telephone:  (615) 665-6000
                                  Telecopy:   (615) 665-6197



                                   /s/ James H. Spalding
                                  ----------------------------------------------
                                  Name:       James H. Spalding
                                  Address:    20 Burton Hills Blvd.
                                              Suite 100
                                              Nashville, Tennessee 37215
                                  Telephone:  (615) 665-6000
                                  Telecopy:   (615) 665-6197



                                   /s/ Alan G. Thomas
                                  ----------------------------------------------
                                  Name:       Alan G. Thomas
                                  Address:    20 Burton Hills Blvd.
                                              Suite 100
                                              Nashville, Tennessee 37215
                                  Telephone:  (615) 665-6000
                                  Telecopy:   (615) 665-6197


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



                                   /s/ Thomas M. Ways
                                  ----------------------------------------------
                                  Name:       Thomas M. Ways
                                  Address:    20 Burton Hills Blvd.
                                              Suite 100
                                              Nashville, Tennessee 37215
                                  Telephone:  (615) 665-6000
                                  Telecopy:   (615) 665-6197



                                   /s/ Clifford Adlerz
                                  ----------------------------------------------
                                  Name:       Clifford Adlerz
                                  Address:    3401 West End Avenue
                                              Suite 760
                                              Nashville, Tennessee 37203
                                  Telephone:  (615) 460-1681
                                  Telecopy:   (615) 460-1690



                                   /s/ Ray Denson
                                  ----------------------------------------------
                                  Name:       Ray Denson
                                  Address:    20 Burton Hills Blvd.
                                              Suite 100
                                              Nashville, Tennessee 37215
                                  Telephone:  (615) 665-6000
                                  Telecopy:   (615) 665-6449



                                   /s/ Paula Y. Eleazar
                                  ----------------------------------------------
                                  Name:       Paula Y. Eleazar
                                  Address:    20 Burton Hills Blvd.
                                              Suite 100
                                              Nashville, Tennessee 37215
                                  Telephone:  (615) 665-6000
                                  Telecopy:   (615) 665-6399


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



                                   /s/ Jerry M. Eyler
                                  ----------------------------------------------
                                  Name:       Jerry M. Eyler
                                  Address:    20 Burton Hills Blvd.
                                              Suite 100
                                              Nashville, Tennessee 37215
                                  Telephone:  (615) 665-6000
                                  Telecopy:   (615) 665-6299



                                   /s/ Richard Francis
                                  ----------------------------------------------
                                  Name:       Richard Francis
                                  Address:    3401 West End Avenue
                                              Suite 760
                                              Nashville, Tennessee 37203
                                  Telephone:  (615) 460-1682
                                  Telecopy:   (615) 460-1690



                                   /s/ Anthony C. Krayer
                                  ----------------------------------------------
                                  Name:       Anthony C. Krayer
                                  Address:    340 West Tropical Way
                                              Plantation, Florida 33317
                                  Telephone:  (954) 985-3451
                                  Telecopy:   (954) 985-6193



                                   /s/ Carol A. Murdock
                                  ----------------------------------------------
                                  Name:       Carol A. Murdock
                                  Address:    20 Burton Hills Blvd.
                                              Suite 100
                                              Nashville, Tennessee 37215
                                  Telephone:  (615) 665-6000
                                  Telecopy:   (615) 665-6499


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


                                   /s/ Keith B. Pitts
                                  ----------------------------------------------
                                  Name:       Keith B. Pitts
                                  Address:    c/o Paragon Health Network, Inc.
                                              One Ravinia Drive
                                              Suite 1500
                                              Atlanta, Georgia 30346
                                  Telephone:  (770) 393-0199
                                  Telecopy:   (770) 393-8054



                               MPSW PARTNERS


                               By: /s/ Morton Pierce
                                  ----------------------------------------------
                                  Name:       Morton Pierce
                                  Title:      Managing Partner
                                  Address:    1301 Avenue of the Americas
                                              New York, New York  10019
                                  Telephone:  (212) 259-8000
                                  Telecopy:   (212) 259-6333


                                   /s/ Carl F. Chafin
                                  ----------------------------------------------
                                  Name:       Carl F. Chafin
                                  Address:    10801 Ramshorn Rd.
                                              Midlothian, Virginia 23113
                                  Telephone:  (804) 330-4383
                                  Telecopy:   (202) 393-4130



                                   /s/ Mark Price
                                  ----------------------------------------------
                                  Name:       Mark Price
                                  Address:    20 Burton Hills Blvd.
                                              Suite 100
                                              Nashville, Tennessee 37215
                                  Telephone:  (615) 665-6000
                                  Telecopy:   (615) 665-6399


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



                                   /s/ William V. B. Webb
                                  ----------------------------------------------
                                  Name:       William V. B. Webb
                                  Address:    20 Burton Hills Blvd.
                                              Suite 100
                                              Nashville, Tennessee 37215
                                  Telephone:  (615) 665-6000
                                  Telecopy:   (615) 665-6299



                                   /s/ Harold H. Pilgrim, Jr.
                                  ----------------------------------------------
                                  Name:       Harold H. Pilgrim, Jr.
                                  Address:    2503 Lakeview Drive
                                              Decatur, AL 35601
                                  Telephone:  (205) 355-6394
                                  Telecopy:   (205) 355-4674


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


                               WILLIAM LAWRENCE HOUGH
                               GRANTOR RETAINED ANNUITY TRUST


                               By: /s/ Leslie J. Hough
                                  ----------------------------------------------
                                  Name:       Leslie J. Hough
                                  Title:      Trustee
                                  Address:    20 Burton Hills Blvd.
                                              Suite 100
                                              Nashville, Tennessee 37215
                                  Telephone:  (615) 665-6000
                                  Telecopy:   (615) 665-6197


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


                                                                      EXHIBIT A


                         FORM OF AGREEMENT TO BE BOUND

                                                                         [Date]


To the Parties to the Voting Proxy
dated as of June 1, 1998

Ladies and Gentlemen:

     Reference is made to the Voting Proxy dated as of June 1, 1998 (the "Voting Proxy") among the Persons listed on the signature pages thereof and each other Person who has or shall become a party to the Voting Proxy as provided therein. Capitalized terms used herein and not defined have the meanings ascribed to them in the Voting Proxy.

     In consideration of the covenants and agreements contained in the Voting Proxy, the undersigned hereby confirms and agrees that it shall be bound as a "Designated Shareholder" by all of the provisions of the Voting Proxy.

     This letter shall be construed and enforced in accordance with the internal laws of the State of Delaware.

                                           Very truly yours,


                                           ------------------------------------


                                      A-1